                                                                    EXHIBIT 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                   For the January 10, 2002 Determination Date
                           For the 53rd Monthly Period

     The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1.   Capitalized terms used in this Certificate have their respective meanings as set forth in the
     Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the
     Monthly Period immediately preceding the calendar month in which this Certificate is delivered.
     This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing
     Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is January 10, 2002, which is a Determination Date under the
     Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly Period
     [equal to 5(a) plus 5(b)] was                                                                     $101,191,840.57

     (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
          Finance Charge Receivables) was                                                               $10,922,911.61

     (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal
          Receivables) was                                                                              $90,268,928.96

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                                      $820,401,809.40

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8.   To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                                      $105,570,869.94

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                                            $0.00
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Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)
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


11.  Monthly Period Trust Activity
(a)  Trust Activity                                                       Total Trust
     =====================================================        =========================

     Beginning Aggregate Principal Receivables                          787,089,703.79
     Beginning Excess Funding Account Balance                                     0.00
     Beginning Total Principal Balance                                  787,089,703.79
     Collections of Finance Charge Receivables                           10,922,911.61
     Discount Percentage                                                          0.00
     Discount Option Receivables Collections                                      0.00
     Net Recoveries                                                               0.00
     Total Collections of Finance Charge Receivables                     10,922,911.61
     Total Collections of Principal Receivables                          90,268,928.96
     Net Default Amount                                                   2,938,956.58
     Minimum Aggregate Principal Receivables Balance                    700,000,000.00
     Ending Aggregate Principal Receivables                             805,570,869.94
     Ending Excess Funding Account Balance                                        0.00
     Ending Total Principal Balance                                     805,570,869.94

(b)  Series Allocations (as of 12/31/01)                                Series 1997-1         Series 1998-1         All Series
     =====================================================        =================================================================

     Group Number                                                              1                     2
     Investor Interest                                                  296,516,861.25        400,000,000.00        696,516,861.25
     Adjusted Investor Interest                                         244,616,861.25        400,000,000.00        644,616,861.25
     Principal Funding Account Balance                                   51,900,000.00                  0.00         51,900,000.00
     Minimum Transferor Interest                                                                                     56,389,960.90

(c)  Group I Allocations                                                Series 1997-1         Total Group I
     =====================================================        =============================================

     Investor Finance Charge Collections                                  4,047,101.11          4,047,101.11

     Investor Monthly Interest                                            1,473,262.30          1,473,262.30
     Investor Monthly Fees (Servicing Fee)                                  305,771.08            305,771.08
     Investor Default Amounts                                             1,016,991.84          1,016,991.84
     Investor Additional Amounts                                            195,408.20            195,408.20
     Total                                                                2,991,433.42          2,991,433.42

     Reallocated Investor Finance Charge Collections                      4,047,101.11          4,047,101.11
     Available Excess                                                     1,055,667.69          1,055,667.69

12.  Series 1997-1 Certificates

                                                                        Series 1997-1              All Other         Transferor's
(a)  Investor/Transferor Allocations                 Trust                 Interest                 Series             Interest
     ==============================================================================================================================

     Beginning Investor/Transferor Amounts      787,089,703.79          244,616,861.25        400,000,000.00        142,472,842.54
     Beginning Adjusted Investor Interest       787,089,703.79          244,616,861.25        400,000,000.00
     Floating Investor Percentage                  100.000000%              34.603840%            50.820120%
     Fixed Investor Percentage                     100.000000%              38.115100%            50.820120%
     Collections of Finance Chg. Receivables     10,922,911.61            4,047,101.11          5,549,974.66
     Collections of Principal Receivables        90,268,928.96           34,406,092.58         45,874,777.95
     Net Default Amount                           2,938,956.58            1,016,991.84          1,493,581.28

     Ending Investor/Transferor Amounts         805,570,869.94          216,863,345.98        400,000,000.00        188,707,523.96

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Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)
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

                                                                                                Collateral
(b)  Monthly Period Funding Requirements            Class A                 Class B              Interest               Total
     ==============================================================================================================================
     Principal Funding Account                   25,950,000.00                    0.00                  0.00         25,950,000.00
     Principal Funding Investment Proceeds           70,579.30                    0.00                  0.00             70,579.30
     Withdrawal from Reserve Account                195,408.20                    0.00                  0.00            195,408.20
     Available Reserve Account Amount             1,297,500.00                    0.00                  0.00          1,297,500.00
     Required Reserve Account Amount              1,297,500.00                    0.00                  0.00          1,297,500.00

     Coupon                                           6.15000%                6.35000%              2.49563%              6.49085%
     Floating Investor Percentage                    29.67260%                2.66806%              2.26318%             34.60384%
     Fixed Investor Percentage                       32.96956%                2.66806%              2.47748%             38.11510%
     Investor Monthly Interest                    1,329,937.50              111,125.00             32,199.80          1,473,262.30
     Overdue Monthly Interest                             0.00                    0.00                  0.00                  0.00
     Additional Interest                                  0.00                    0.00                  0.00                  0.00
       Total Interest Due                         1,329,937.50              111,125.00             32,199.80          1,473,262.30
     Investor Default Amounts                       872,064.83               78,413.13             66,513.88          1,016,991.84
     Investor Monthly Fees                          259,500.00               26,250.00             20,021.08            305,771.08
     Investor Additional Amounts                    195,408.20                    0.00                  0.00            195,408.20
       Total Due                                  2,656,910.53              215,788.13            118,734.76          2,991,433.42


                                                                                                Collateral
(c)  Certificates - Balance and Distributions       Class A                 Class B              Interest               Total
     ==============================================================================================================================

     Beginning Investor Interest                207,600,000.00           21,000,000.00         16,016,861.25        244,616,861.25
     Monthly Principal - Prin. Funding Account   25,950,000.00                    0.00                  0.00         25,950,000.00
     Principal Payments                                   0.00                    0.00          1,803,515.27          1,803,515.27
     Interest Payments                            1,329,937.50              111,125.00             32,199.80          1,473,262.30
     Total Payments                              27,279,937.50              111,125.00          1,835,715.07         29,226,777.57
     Ending Investor Interest                   181,650,000.00           21,000,000.00         14,213,345.98        216,863,345.98

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1. Total Payment                                                                                                     5.125000
     2. Amount of Payment in respect of Class A Monthly Interest                                                          5.125000
     3. Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0.000000
     4. Amount of Payment in respect of Class A Additional Interest                                                       0.000000
     5. Amount of Payment in respect of Class A Principal                                                                 0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
     1. Total Amount of Class A Investor Charge-Offs                                                                          00.0
     2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                               0.00
     3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                    0.00
     4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
        principal amount                                                                                                      0.00
     5. The amount, if any, by which the outstanding Principal Balance of the Class A
        Certificates exceeds the Class A Adjusted Investor Interest after
        giving effect to all transactions on such Distribution Date                                                           0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1. Total Payment                                                                                                     5.291667
     2. Amount of Payment in respect of Class B Monthly Interest                                                          5.291667
     3. Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0.000000
     4. Amount of Payment in respect of Class B Additional Interest                                                       0.000000
     5. Amount of Payment in respect of Class B Principal                                                                 0.000000
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
Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)
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

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses
     (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                    0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original
          certificate principal amount                                                         0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor
          Interest                                                                             0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor
          Interest per $1,000 original certficate principal amount                             0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the
          Class B Certificates exceeds the Class B Investor Interest after
          giving effect to all transactions on such Distribution Date                          0.00

(h)  Information regarding the Distribution in respect of the Collateral
     Interest (per $1,000 original certificate principal amount)
     1.   Total distribution                                                              94.139234
     2.   Amount of distribution in respect of Collateral Monthly Interest                 1.651272
     3.   Amount of distribution in respect of Collateral Overdue Interest                 0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principal               92.487963

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                          0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest              0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1. Class A Available Funds                                                        3,508,569.17

        a.  Class A Monthly Interest                                                   1,329,937.50
        b.  Class A Overdue Monthly Interest                                                   0.00
        c.  Class A Additional Interest                                                        0.00
        d.  Class A Servicing Fee                                                        259,500.00
        e.  Class A Investor Default Amount                                              872,064.83
        f.  Excess Spread                                                              1,047,066.84

     2. Class B Available Funds                                                          291,374.09

        a.  Class B Monthly Interest                                                     111,125.00
        b.  Class B Overdue Monthly Interest                                                   0.00
        c.  Class B Additional Interest                                                        0.00
        d.  Class B Servicing Fee                                                         26,250.00
        e.  Excess Spread                                                                153,999.09

     3. Collateral Holder Available Funds                                                247,157.85

        a.  Excess Spread                                                                247,157.85

     4. Total Excess Spread                                                            1,448,223.78
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Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                         1,448,223.78
     2.   Excess Finance Charge Collections                                                                       0.00
     3.   Applied to fund Class A Required Amount                                                                 0.00
     4.   Unreimbursed Class A Investor Charge-Offs                                                               0.00
     5.   Applied to fund Class B Required Amount                                                            78,413.13
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                      0.00
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                      32,199.80
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee     20,021.08
     9.   Collateral Investor Default Amount treated as Available Principal Collections                      66,513.88
     10.  Reductions of Collateral Interest treated as Available Principal Collections                            0.00
     11.  Deposit to Reserve Account (if required)                                                          195,408.20
     12.  Applied to other amounts owed to Collateral Interest Holder                                             0.00
     13.  Balance to constitute Excess Finance Charge Collections for other series                        1,055,667.69

13.  Trust Performance
(a)  Delinquencies
     1.   30-59 days                                                                                     11,348,792.39
     2.   60-89 days                                                                                      6,774,567.41
     3.   90 days and over                                                                               10,865,342.12
     4.   Total 30+ days delinquent                                                                      28,988,701.92

(b)  Base Rate
       a.  Current Monthly Period                                                                             7.96227%
       b.  Prior Monthly Period                                                                               7.96754%
       c.  Second Prior Monthly Period                                                                        7.97415%
(c)  Three Month Average Base Rate                                                                            7.96799%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
       a.  Current Monthly Period                                                                            12.26281%
       b.  Prior Monthly Period                                                                              13.83707%
       c.  Second Prior Monthly Period                                                                       13.63343%
(e) Three Month Average Portfolio Yield                                                                      13.24444%

(f)  Excess Spread Percentage
       a. Current Monthly Period                                                                              5.51209%
       b. Prior Monthly Period                                                                                6.46347%
       c. Second Prior Monthly Period                                                                         6.15929%
(g)  Three Month Average Excess Spread Percentage                                                             6.04495%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                     12.85646%%

(i)  Portfolio Adjusted Yield                                                                                 4.30054%
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

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of January.

                             First USA Bank, National Association, as Servicer

                             By:   /s/ Tracie Klein
                                   -------------------------------------------
                             Name:   Tracie Klein
                             Title:  First Vice President